SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2006

M&F BANCORP, INC.

(Exact Name of Registrant as specified in its charter)

North Carolina	000-27307	56-1980549
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2634 Durham-Chapel Hill Boulevard, Durham, North Carolina 27707

(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 683-1521

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

(a) On March 21, 2006, the Registrant advised Deloitte & Touche LLP (“D&T”) that it would not be re-engaging them as the Registrant’s registered public accounting firm for fiscal year ending December 31, 2006. Notwithstanding this decision, D&T shall continue to serve as the Registrant’s registered public accounting firm in order to complete their audit of the Registrant’s consolidated financial statements for fiscal year ending December 31, 2005. The decision not to re-engage D&T was considered and approved by the audit committee of the Registrant’s Board of Directors on March 21, 2006.

D&T’s reports on the Registrant’s consolidated financial statements for the fiscal years ended December 31, 2004 and 2003, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2004 and 2003, and through the period ended March 21, 2006, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to D&T’s satisfaction, would have caused D&T to make reference thereto in their reports on the financial statements for such years.

The Registrant has complied with Item 304(a)(3) of Regulation S-B.

(b) On March 21, 2006, subject to ratification by the Registrant’s shareholders, the Registrant appointed McGladrey & Pullen LLP (“McGladrey”) as the Registrant’s registered public accounting firm for fiscal year ending December 31, 2006. The Registrant has not consulted with McGladrey during the last two fiscal years ended December 31, 2004 and 2003, or during any subsequent interim period preceding the date hereof, on the application of accounting principles to a specific contemplated or completed transaction; the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements; or any matter that was the subject of a “disagreement,” as that term is described in Item 304(a)(1)(iv) of Regulation S-B.

Item 9.01 Financial Statements and Exhibits

Exhibit 16.1 Letter from D&T regarding change in certifying accountant.

EXHIBIT INDEX

The following exhibit is filed herewith:

Exhibit 16.1 Letter from D&T regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&F BANCORP, INC. (Registrant)

By:	/s/ Allan E. Sturges
Allan E. Sturges
Acting Chief Financial Officer

Dated: March 27, 2006